# "LEASE"

THIS LEASE AGREEMENT made and entered into this 14th day of May, 2019, by and between Crocker Acana, LLC, hereinafter called "Lessor" and Barrel Energy Inc, hereinafter called "Lessee".

WITNESS

1. That the Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, on the terms and conditions set forth in this lease, that certain areas of real property, owned by Lessor, to be planted for hemp cultivation and related business. The certain areas are located in Tehama County, CA. also, more particularly stipulated in Schedule A, totaling approximately 602 acres the "Leased Land").

2. The Leased Lands include all: a) buildings on the Lands as of the Effective Date; b) buildings constructed on the Lands during the term of this Lease; c) ways, paths and passages on the Lands; d) waters and water courses on the Lands, including access to and use of water; and e) privileges, advantages and appurtenances whatsoever related to the Lands.

3. The term of the lease for the Leased Land shall be for ten (10) calendar years, commencing on the date hereof and termination at the conclusion of harvest, in year 2028.

4. The Lessee will have access to the Leased Land, seven (7) days a week, twenty-four (24) hours per day.

5. The Basic Rent payable by Lessee to Lessor, for the Leased Land, shall be as follows:

   *$1,000.00 per acre, totaling $602,000 per year, $50,166.67 monthly, plus any applicable sales and value added tax.*

   Payments are due based on the timetable set out in Schedule B.

6. The Additional Rent payable by Lessee to Lessor, for the Leased Lands, will include, all utilities, including water costs, if any, consumed, and maintaining all risks insurance, naming the Lessor as additional insured, any and all property taxes, as per section 13 below, and the well costs for drilling, casing, commissioning and installing a working well for irrigation purposes for the Leased Premises.

7. It is agreed and understood that ALL expenses and costs incurred in the farming operations shall be at the sole cost and expense of Lessee, if not expressly outlined in section 4 above or in this Lease.

8. The premises are leased to Lessee for growing and harvesting legally legislated agricultural crops only.

9. Lessee covenants and agrees that they shall, at their sole cost and expense, carry workman's compensation insurance covering any and all employees employed by him/her on said Leased Lands and Lessee is to obtain a written obligation on the part of the insurance company to notify Lessor in writing prior to any cancellation hereof. Lessee shall also, at their sole cost and expense, carry comprehensive general liability insurance and name Lessor as an additional insured in said insurance policies.

10. Lessee shall keep and maintain the Leased Lands free and clear of all obligations, liens, and charges, by reason of the Lessees' said farming operations, or anything by them done or suffered to be done, in or upon the Leased Lands.

11. Lessee shall be without any right or privilege to encumber the interest of Lessor in the crop grown upon said Leased Lands.

12. Lessee shall hold and maintain the Lessor free, indemnified and harmless, of and from all liabilities by reason of any and all injuries to persons or property at any time in or upon the Leased Lands.

13. All property taxes and assessments on the Leased Lands shall be paid by Lessor.

14. In any action or proceeding by either party to enforce this Lease or any provision thereof, the prevailing party shall be entitled to all costs incurred and to reasonable attorney's fees.

15. Lessee agrees that he/she will do all acts and perform all covenants on their part to be done, kept and performed as herein contained, and that they will not assign this Lease or any interest therein or sublet said lands, or any portion thereof, without the consent, in writing of Lessor first had and obtained.

16. Should Lessee violate any of the terms of this Lease on his/her part to be performed and remain in default for a period of thirty (30) days after written notice from Lessor specifying the manner of such default, then, at the expiration of said thirty (30) day period, the Lessor may take such action to cure the violations and Lessee to reimburse Lessor the cost to cure the violations.

17. Lessee shall have the right to use the Ag wells located on the Property during the term of the lease. Lessee at his sole cost and expense shall keep the pumps, solely owned by Lessor, maintained and in good working order. Lessee to pay for the electricity bill and any district water bill related to the Property.

18. This Lease may be terminated in the following ways: a) upon written agreement of both Lessor and Lessee to terminate this Lease; b) the Lessee gives the Lessor 120 days advance written notice that the Lessee wishes to terminate this Lease, and paid up all

outstanding costs of well costs and utilities, lease payments owed to date; c) the Lessee does not pay Rent when due and the Lessor gives the Lessee written notice of an intention to terminate this Lease for non-payment of Rent, unless the Lessee pays the outstanding Rent in full within 120 days of receipt of the notice, in which case this Lease remains in force; d) any party to this Lease gives the opposing party written notice of the opposing party's non-performance of one or more of the covenants contained in this Lease, specifying the instance(s) of non-performance, and the opposing party does not i. contest the notice by initiating dispute resolution pursuant to this Lease, or ii. correct the non-performance e) the Lessee becomes insolvent or bankrupt and takes the benefit of any act that may be in force for bankrupt or insolvent debtors; f) any of the Lessee's property on the Lands is seized or taken in execution or attachment by any creditor of the Lessee; or g) the Lessee makes an assignment for the benefit of his creditors.

19. If, following the expiry of the term of this Lease, the Lessee continues to occupy the Lands and the Lessor continues to accept Rent, the new tenancy created is deemed to be a yearly tenancy subject to all the provisions of this Lease insofar as those provisions apply to a tenancy from year to year, unless replaced by a new multi-year agreement.

20. The Lessee will have the Right of First Offer (ROFO) on any new multiyear lease agreement or Sale of the Leased Lands. The Lessee shall have a period of ten (10) business days following receipt of written notice by the Lessor to notify the Lessor in writing that Lessee has elected to lease or purchase all, or any portion of the Leased Lands. In the event that Lessee fails to notify Lessor that Lessee has elected to lease or buy the Leased Lands on the terms set forth in Lessor's Notice within such ten (10) business day period, the Lessor shall be free to enter into a lease or sale with a third party.

21. Time is of the essence of each and every provision contained herein.

22. Any notice to be given to either party by the other shall be in writing and shall be served either personally or by registered or certified mail addressed as follows:

LESSOR: Crocker Acana, LLC
9596 Golf Course Lane
Elk Grove, CA, 95758

LESSEE: Barrel Energy Inc.
8275 S. Eastern Ave, Suite 200
Las Vegas, NV, 89123

23. This agreement shall inure to the benefit and bind the heirs, executors, administration, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have signed this Lease Agreement on the dates contained herein:

Lessor: ____________________ Date: 05-14-19
Crocker Acana, LLC

Lessee: ____________________ Date: May 14th/2019
Harp Sangha, Chairman
Barrel Energy Inc.

**SCHEDULE A**
**LEASED LANDS**

The Leased Lands is comprised of the area within the red boundary, but outside (primarily north) of the yellow hashed line, hatched by white lines.



-122.3451
39.9292
Jewett Creek
Squaw Hollow Creek
Corning Road
-122.3121
39.9218

| Tehama County | | |
|---|---|---|
| **Address** | **Parcel Number** | **Parcel Size (Acres)** |
| **106 Glen** | 061-260-014 | 200 |
| | 061-260-015 | 102.52 |
| | 061-260-016 | 119.62 |
| | 061-260-017 | 180 |



T.24N., R.4W., M.D.B.&M.
61–26
22
39
28
30
29
33
18
19
20
21
149 Ac.
591.73 Ac.
337.23 Ac.
200 Ac.
102.52 Ac.
119.62 Ac.
180 Ac.
19.62 Ac.
53.08Ac
53Ac
53.38Ac
34.33Ac
124 Ac.
337.48 Ac.
156.02 Ac.
228.11 Ac.
CORNING RD.
GLENN RD.
DETAIL 1"=100'
SEE DETAIL
BUTTE MOUNTAIN RD.
Jewett Creek
Squaw Hollow
Houghton Creek
1"=1200'
R.S. Bk.P, Pg. 90
R.S. Bk. V, Pg. 33
R.S. Bk. X, Pg. 82
R.S. Bk. X, Pg. 242
P.M. Bk. 13, Pg. 63–P.M. No. 04–34
NOTE–Assessor's Block Numbers Shown in Ellipses
Assessor's Parcel Numbers Shown in Circles
Assessor's Map Bk. 61 –Pg. 26
County of Tehama, Calif.
MAY 0 8 2006

**SCHEDULE B**
**LEASE PAYMENT SCHEDULE**

The Basic Rent payable by Lessee to Lessor, for the Leased Land, shall be as follows:

\$1,000.00 per acre, totaling \$602,000 per year, plus any applicable sales and value added tax.

For year 2019 the initial payment of \$200.000 is due on or before September 30th 2019; the second payment of \$200,000 is to be made on or before January 30th of 2020 and the final payment of \$202,000 will be due on or before March 31st 2020.

For each subsequent year, 2020 through 2028 the full years payment shall be due on April 1st of that year.

Any changes to the Payment Schedule are to be approved in writing by both parties.